EXHIBIT 10.2

FIRST AMENDMENT TO THE SECOND AMENDED AND RESTATED
MASTER RECEIVABLES PURCHASE AGREEMENT
THIS FIRST AMENDMENT TO THE SECOND AMENDED AND RESTATED MASTER RECEIVABLES PURCHASE AGREEMENT, dated May 5, 2017 (this “Amendment”), is by and among T-MOBILE AIRTIME FUNDING LLC (“T-Mobile Funding” or the “Funding Seller”); BILLING GATE ONE LLC (the “Purchaser”); LANDESBANK HESSEN-THÜRINGEN GIROZENTRALE (“Helaba” or, in its capacity as Bank Purchasing Agent on behalf of the Bank Purchasers, the “Bank Purchasing Agent” and a “Co-Agent”); THE BANK OF TOKYO-MITSUBISHI UFJ, LTD., DÜSSELDORF BRANCH, (“BTMU” or, in its capacity as Bank Collections Agent on behalf of the Bank Purchasers, the “Bank Collections Agent” and a “Co-Agent”); T-MOBILE PCS HOLDINGS LLC, as Servicer (“T-Mobile PCS Holdings” or the “Servicer”); and T-MOBILE US, INC., a Delaware corporation (the “Performance Guarantor” or “TMUS”).
RECITALS:
WHEREAS, the parties hereto have entered into the Second Amended and Restated Master Receivables Purchase Agreement, dated as of November 30, 2016, (as amended, supplemented or otherwise modified from time to time, the “Agreement”); and
WHEREAS, the parties hereto wish to amend the Agreement as set forth in this Amendment.
NOW, THEREFORE, the parties hereto, in consideration of their mutual covenants hereinafter set forth and intending to be legally bound hereby, agree as follows:
ARTICLE 1
DEFINITIONS
Section 1.01Capitalized Terms. Capitalized terms used in this Amendment and not otherwise defined herein shall have the meanings ascribed thereto in the Agreement.
ARTICLE 2
AMENDMENTS
Section 2.01Amendments to the Agreement.
(a)Section 1.1 of the Agreement is hereby amended by addition of the following definitions in correct alphabetical order:

“EPS Cap Increase Notice” means a notice issued by the Servicer to the Purchasing Entities mandating an increase in the limit on EPS Receivables and specifying an increase in the Discount Rate.
“EPS Fair Value Percentage” means, for any Purchased Receivable that has become an EPS Receivable at any time, a percentage determined in good faith by the Servicer, which reflects the expected percentage of the Nominal Value of an EPS Receivable which the Servicer reasonably believes will be recovered following such time as a Purchased Receivable becomes an EPS Receivable. Such determination shall be based on historical recovery experience of the Servicer and its affiliates with respect to similar receivables. As of the date hereof, the EPS Fair Value Percentage shall be 75%. The Servicer may change the EPS Fair Value Percentage from time to time based on such historical recovery experience and will review such percentage on a monthly basis and notify the other parties hereto of any such change.
“EPS Loss Amount” means, with respect to any Purchased Receivable that has become an EPS Receivable, the EPS Loss Percentage for such Purchased Receivable of the Nominal Amount of such Purchased Receivable.
“EPS Loss Percentage” means, at any time, (a) 100% minus (b) the EPS Fair Value Percentage.
(b)Section 1.1 of the Agreement is hereby amended by amending the following definitions to read as follows:
“Aged Receivable” means a Purchased Receivable (other than a Written-Off Receivable) that has not been paid in full by the related Obligor more than 120 days after its original Due Date. For the avoidance of doubt, an EPS Receivable shall not be considered to be an Aged Receivable.
“Allocated Write-Off Amount” means, with respect to each Batch, for each Settlement Date, the aggregate amount of Write-Offs that occurred with respect to the Purchased Receivables (other than EPS Receivables) included in such Batch during the most recently ended Collection Period.
“Delinquent Receivable” means a Purchased Receivable that is not an Aged Receivable and for which any payment, or part thereof, remains unpaid for more than 60 and less than 91 days from the original Due Date for such payment. For the avoidance of doubt, an EPS Receivable shall not be considered to be a Delinquent Receivable.
“Dilutions” means, with respect to any Purchased Receivable (other than an EPS Receivable), the aggregate amount of any reductions or adjustments in the Outstanding Balance of such Receivable as a result of any defective, rejected, returned, repossessed or foreclosed goods or services, any failure to provide services or any credit, rebate, sales allowance, discount or other adjustment or setoff. For the avoidance of doubt, no Dilution shall be recognized with respect to an EPS Receivable, including at the time when a Purchased Receivable becomes an EPS Receivable.

“Discount Rate” means (i) with respect to the Closing Date Batch and the Batches related to the first three consecutive Collection Periods following the Closing Cut-Off Date, 0.40%, (ii) with respect to the June 2014 Batch until the December 2015 Batch (inclusive), 0.05%, (iii) with respect to the January 2016 Batch until the February 2017 Batch 0.40%, (iv) with respect to the March 2017 Batch and April 2017 Batch, 0.60% and (v) with respect to the May 2017 Batch and all subsequent Batches thereafter, 0.80%, as such percentage may be adjusted from time to time in accordance with the terms hereof.
“Level 4 Reserve Batch Amount” means, for each Collection Period Batch, the greater of (A) its Batch Receivables Amount and (B) the amount equal to (i) before November 30, 2014, $875,000,000, (ii) on and after November 30, 2014, through November 30, 2016, $985,000,000, (iii) on and after December 1, 2016 through April 30, 2017, $1,150,000,000 and (iv) on and after May 1, 2017, $1,300,000,000.
“Level 4 Reserve Percentage” means (A) with respect to the Closing Date and each Settlement Date until the September 2017 Settlement Date, as described on Annex 11 attached hereto, and (B) with respect to the September 2017 Settlement Date and each Settlement Date thereafter, 3.14%, as such percentage may be adjusted from time to time in accordance with the terms hereof.
“Maximum Batch Mandatory Repurchase Amount” means, with respect to a Batch and a Settlement Date, the following:

(a)	the product of (i) the Maximum Mandatory Repurchase Percentage for the Collection Period to which such Batch relates times (ii) its Batch Receivables Amount; minus

(b)
the aggregate amount of reductions (in connection with the allocation of the Allocated Write-Off Amount and EPS Loss Amounts) that were required to be made to the Mandatory Repurchase Reserve Payment Amount with respect to such Batch on all prior Settlement Dates pursuant to Sections 5.3(b)(i) and 5.3(c)(i).

“Maximum Sales Amount” means $1,900,000,000, or such other amount agreed from time to time between the Funding Seller and the Bank Purchasing Agent.
“Recoveries” means, all Collections with respect to Written-Off Receivables; provided that the parties agree that (a) tax refunds, whether in the form of cash or otherwise, with respect to Receivables and (b) any cash payments (or equivalent) or any other cash proceeds collected on EPS Receivables (including cash proceeds of Related Rights with respect to such EPS Receivables) shall not constitute Collections or Recoveries.
(c)    Section 3.2(b) is hereby amended by amendment of the last sentence of such section and addition of a new sentence as follows:
The Servicer shall not permit any Purchased Receivable to become an EPS Receivable if, during any Collection Period, the aggregate Nominal Value of Purchased Receivables that become EPS Receivables during such Collection Period would exceed $10,000,000 unless the Servicer has issued the EPS Cap Increase Notice to each of the Purchasing

Entities by no later than the Reporting Date related to such Collection Period. If an EPS Cap Increase Notice has been issued by the Servicer, such $10,000,000 limit for EPS Receivables shall be increased to $20,000,000 and the Discount Rate shall be increased by 0.09%, effective as of the first day of the Collection Period in which the aggregate Nominal Value of Purchased Receivables that became EPS Receivables exceeded $10,000,000. Any failure of the Servicer to issue an EPS Cap Increase Notice on or before such Reporting Date related to a Collection Period during which the $10,000,000 EPS limit was exceeded specifying such increase in the Discount Rate shall be deemed a failure to perform in a material manner a term contained in this Agreement for purposes of Section 11.4(c). The Servicer will include the amount of EPS Receivables with respect to each Collection Period in the related Monthly Report. In the event of an increase of the EPS limit to $20,000,000, (i) the Servicer shall thereafter be required to determine the amount of Purchased Receivables which become EPS Receivables no less frequently than weekly and (ii) any breach of the $20,000,000 EPS limit during any Collection Period shall be deemed a failure to perform in a material manner a term contained in this Agreement for purposes of Section 11.4(c).
(d)    Section 5.1(a) is hereby amended by amendment of the first paragraph as follows:
“Imminent Write-Offs; EPS Receivables. On each Business Day, each Purchased Receivable that the Servicer has determined will become the subject of a Write-Off shall be retransferred by the Purchaser to the Funding Seller, automatically, and without any further action by the Purchaser or the Funding Seller. On each Business Day on and following the Facility Termination Date, each Purchased Receivable not previously retransferred that has become an EPS Receivable shall be retransferred by the Purchaser to the Funding Seller, upon deposit by the Funding Seller of a repurchase price to the Collection Account equal to the EPS Fair Value Percentage of the Nominal Value of such EPS Receivable within two Business Days of such Receivable becoming an EPS Receivable. For the avoidance of doubt, following the Facility Termination Date, the Servicer shall not, without the prior written consent of the Co-Agents, permit any Purchased Receivable to become an EPS Receivable following the Funding Seller’s failure to pay the repurchase price for any EPS Receivables in accordance with this Section 5.1(a).”
(e)    Section 5.1(b) is hereby amended in its entirety as follows:
“Aged Receivables; EPS Receivables. In addition to the foregoing, unless the Servicer at any time shall have failed to pay the Required Amount into the Collection Account in accordance with Section 2.6(c), during each Collection Period, on each Business Day that shall occur during such Collection Period, the Funding Seller shall repurchase from the Purchaser, effective automatically as of such Business Day, each Purchased Receivable that shall have become an Aged Receivable, or, prior to the Facility Termination Date, an EPS Receivable, it being agreed and understood (i) that the repurchase thereof shall be settled on the first Settlement Date to occur after the end of such Collection Period in accordance with the following provisions of this Section 5.1(b) and (ii) that, notwithstanding any of the foregoing, at any time, the Funding Seller may notify each of the Purchasing Entities in writing that, for any Batch, the Funding Seller shall repurchase Aged Receivables pursuant to this Section 5.1 only to the extent that the aggregate Outstanding Balance of all of the Aged Receivables from such Batch repurchased by the Funding Seller during the term of this Agreement would not exceed 10.00% of the related Batch

Receivables Amount, which limitation of repurchases shall take effect on the first Settlement Date to occur after the end of the Collection Period during which such notification was given.
For each Batch, the repurchase price payable by the Funding Seller to the Purchaser for such Aged Receivables or EPS Receivables (i) shall be an amount equal to (x) with respect to such Aged Receivables (which are not EPS Receivables), the product of (A) the Funding Advance Rate times (B) the aggregate Outstanding Balance of all of the repurchased Aged Receivables included in such Batch, and (y) with respect to such EPS Receivables, the EPS Fair Value Percentage of the Nominal Value of such EPS Receivables; and (ii) shall be paid on the Settlement Date on which their repurchase is to be settled in accordance with this Section 5.1(b) by requiring the Funding Seller to pay to the Purchaser an amount equal to the aggregate amount of all of such repurchase prices, which amount shall be deemed to have been paid by requiring the Purchaser to reduce the Mandatory Repurchase Reserve Payment Amount for such Settlement Date by a corresponding amount, it being understood between the parties that such reduction may result in a negative Mandatory Repurchase Reserve Payment Amount.”
(f)    Section 5.3(a) is hereby amended in its entirety as follows:
“On each Settlement Date until and including the Final Termination Date, the Servicer will determine, for each Batch and such Settlement Date, the Allocated Write-Off Amount related thereto and the relevant EPS Loss Amounts described in Sections 5.3(b) and 5.3(c), together with the Immediate Write-Off Amount and the Aged Receivables Write-Off Amount (as each of such terms is defined in Sections 5.3(b) and 5.3(c) below) related thereto.”
(g)    Section 5.3(b) is hereby amended by amendment of the first paragraph as follows:
“On each Settlement Date until and including the Final Termination Date, before giving effect to Section 5.3(c) below, for each Batch, an amount equal to the sum of (x) the portion of the Allocated Write-Off Amount for such Settlement Date that is not attributable to Aged Receivables that have been repurchased by the Funding Seller and paid for pursuant to Section 5.1(b) above plus (y) the aggregate EPS Loss Amounts with respect to Purchased Receivables (other than Aged Receivables repurchased under clause (i)(x) of the second paragraph of Section 5.1(b)) included in such Batch which become EPS Receivables during the most recently ended Collection Period (such aggregate amount is referred to herein as the “Immediate Write-Off Amount” for such Settlement Date) shall be allocated between the Funding Seller and the Purchaser as follows:”
(h)    Section 5.3(c) is hereby amended by amendment of the first paragraph as follows:
“On each Settlement Date until and including the Final Termination Date, after giving effect to Section 5.3(b) above, for each Batch, an amount equal to the sum of (x) the portion of the Allocated Write-Off Amount for such Settlement Date that is attributable to Aged Receivables that have been repurchased by the Funding Seller pursuant to Section 5.1(b) above plus (y) the aggregate EPS Loss Amounts with respect to Aged Receivables included in such Batch that were repurchased under clause (i)(x) of the second paragraph of Section 5.1(b) which become

EPS Receivables during the most recently ended Collection Period (such aggregate amount is referred to herein as the “Aged Receivables Write-Off Amount” for such Settlement Date) shall be allocated between the Funding Seller and the Purchaser as follows:”
(i)    Annex 3 is hereby amended by amending Section (v) so that the reference to “ABCL Credit Classes” is replaced by “ABCLOW Credit Classes”.
(j)    Annex 3 is hereby amended by adding the following to Section (dd):

State	Maximum Percentage
AK	0.50%
MT	0.50%
NE	0.50%
(k)    Annex 7 is hereby amended by amendment of the second bullet point under “Procedures” as follows:

•
“Review whether EPS Receivables are being properly identified and whether the related EPS Loss Amounts and repurchase prices for such Receivables under Sections 5.1(a) and 5.1(b) and the limitation in Section 3.2(b) of the Master Receivables Purchase Agreement are being properly calculated.”

(l)    Annex 11 is hereby amended in its entirety as set forth in Annex 11 hereto.
ARTICLE 3
EFFECTIVENESS; RATIFICATION
Section 3.01    Effectiveness. This Amendment shall become effective up delivery of executed counterparts to the Co-Agents and delivery of a true-sale opinion, in form and substance reasonably satisfactory to the Co-Agents, and this Amendment thereafter shall be binding on the parties hereto and their respective successors and assigns, as of April 30, 2017.
Section 3.02    Incorporation; Ratification.
(a)On and after the execution and delivery hereof, this Amendment shall be a part of the Agreement and each reference in the Agreement to “this Agreement” or “hereof”, “hereunder” or words of like import, and each reference in any other Related Document to the Agreement shall mean and be a reference to such Agreement as previously amended, and as amended, modified and consented to hereby.
(b)Except as expressly provided herein, the Agreement shall remain in full force and effect and is hereby ratified and confirmed by the parties hereto.

(c)After giving effect to this Amendment, the Performance Guaranty previously executed and delivered by the Performance Guarantor is and shall continue to be in full force and effect.
ARTICLE 4

MISCELLANEOUS
Section 4.01    Representations and Warranties.
(a)The Funding Seller hereby represents and warrants to the Purchaser and the Bank Purchasers that its representations and warranties set forth in Section 6.1 of the Agreement are true and correct in all material respects as of the date hereof.
(b)The Servicer hereby represents and warrants to the Purchaser and the Bank Purchasers that its representations and warranties set forth in Section 3.12 of the Agreement are true and correct in all material respects as of the date hereof.
(c)The Performance Guarantor hereby represents and warrants to the Purchaser and the Bank Purchasers that its representations and warranties set forth in Section 6.2 of the Agreement are true and correct in all material respects as of the date hereof.
Section 4.02    No Other Amendments; Status of Agreement and Related Documents. The amendments set forth herein are limited as specified and shall not be construed as an amendment to any other term or provision of the Agreement.
Section 4.03    Governing Law. THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES, EXCEPT TO THE EXTENT THAT THE PERFECTION OF THE RESPECTIVE INTERESTS OF THE CO-AGENTS, THE PURCHASER AND THE BANK PURCHASERS IN THE PURCHASED RECEIVABLES AND THE RELATED RIGHTS ARE GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK.
Section 4.04    Counterparts. This Amendment may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any of the parties hereto may execute this Amendment by signing such counterpart.
[Signatures on following page]

IN WITNESS WHEREOF, each of the parties hereto have caused a counterpart of this Amendment to be duly executed as of the date first above written.

T-MOBILE AIRTIME FUNDING LLC as Funding Seller

By: /s/ Dirk Wehrse
Name: Dirk Wehrse Title: Senior Vice President, Treasury & Treasurer

BILLING GATE ONE LLC as Purchaser

By: /s/ Sandra Battaglia
Name: Sandra Battaglia Title: Vice President

LANDESBANK HESSEN-THÜRINGEN GIROZENTRALE, as Bank Purchasing Agent

By: /s/ Björn Reinecke
Name: Björn Reinecke Title: Assistant Vice President

By: /s/ Bjoern Mollner
Name: Bjoern Mollner Title: VP

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD., DÜSSELDORF BRANCH, as Bank Collections Agent

By: /s/ Ed Langendam
Name: Ed Langendam Title: Managing Director

By: /s/ Stephan Stamm
Name: Stephan Stamm Title: Managing Director

AUTOBAHN FUNDING COMPANY LLC, as the Conduit Purchaser and as a Bank Purchaser

By: /s/ Alexander Ploch
Name: Alexander Ploch Title: Vice President

By: /s/ Christian Haesslein
Name: Christian Haesslein Title: Director

DZ BANK AG DEUTSCHE ZENTRAL-GENOSSENSCHAFTSBANK, FRANKFURT AM MAIN, NEW YORK BRANCH, as the Conduit Agent

By: /s/ Alexander Ploch
Name: Alexander Ploch Title: Vice President

By: /s/ Christian Haesslein
Name: Christian Haesslein Title: Director

T-MOBILE PCS HOLDINGS LLC, as Servicer

By: /s/ Dirk Wehrse
Name: Dirk Wehrse Title: Senior Vice President, Treasury & Treasurer

T-MOBILE US, INC., as Performance Guarantor

By: /s/ Dirk Wehrse
Name: Dirk Wehrse Title: Senior Vice President, Treasury & Treasurer

ACKNOWLEDGED AND AGREED:

KfW IPEX-BANK GESELLSCHAFT MIT BESCHRAENKTER HAFTUNG

By: /s/ Sebastian Eberle
Name: Sebastian Eberle Title: Director

By: /s/ Franziska Wörner
Name: Franziska Wörner Title: Associate

ANNEX 11

LEVEL 4 RESERVE PERCENTAGES ON PRIOR SETTLEMENT DATES

Period	End of Collection Period	Settlement Date	Level 4 Reserve Percentage in current month (t=0)	Applied rate for t=1 through t=3
0	25-Feb-14	03-Mar-14	5.14%
1	31-Mar-14	14-Apr-14	5.14%	5.14%
2	30-Apr-14	12-May-14	5.14%	5.14%	5.14%
3	31-May-14	12-Jun-14	5.14%	5.14%	5.14%	5.14%
4	30-Jun-14	14-Jul-14	5.83%	5.14%	5.14%	5.14%
5	31-Jul-14	12-Aug-14	5.83%	5.83%	5.14%	5.14%
6	31-Aug-14	12-Sep-14	5.83%	5.83%	5.83%	5.14%
7	30-Sep-14	14-Oct-14	4.90%	4.55%	4.55%	4.55%
8	31-Oct-14	12-Nov-14	4.90%	4.90%	4.55%	4.55%
9	30-Nov-14	12-Dec-14	4.24%	4.24%	4.24%	3.89%
10	31-Dec-14	12-Jan-15	4.24%	4.24%	4.24%	4.24%
11	31-Jan-15	12-Feb-15	4.24%	4.24%	4.24%	4.24%
12	28-Feb-15	12-Mar-15	4.24%	4.24%	4.24%	4.24%
13	31-Mar-15	13-Apr-15	4.24%	4.24%	4.24%	4.24%
14	30-Apr-15	12-May-15	4.24%	4.24%	4.24%	4.24%
15	31-May-15	12-Jun-15	4.39%	4.24%	4.24%	4.24%
16	30-Jun-15	13-Jul-15	4.39%	4.39%	4.24%	4.24%
17	31-Jul-15	12-Aug-15	4.39%	4.39%	4.39%	4.24%
18	31-Aug-15	14-Sep-15	4.99%	4.39%	4.39%	4.39%
19	30-Sep-15	13-Oct-15	4.99%	4.99%	4.39%	4.39%
20	31-Oct-15	12-Nov-15	3.75%	3.75%	3.75%	3.75%
21	30-Nov-15	14-Dec-15	3.75%	3.75%	3.75%	3.75%
22	31-Dec-15	12-Jan-16	3.75%	3.75%	3.75%	3.75%
23	31-Jan-16	12-Feb-16	2.91%	3.75%	3.75%	3.75%
24	29-Feb-16	14-Mar-16	2.91%	2.91%	3.75%	3.75%
25	31-Mar-16	12-Apr-16	2.91%	2.91%	2.91%	3.75%
26	30-Apr-16	12-May-16	2.91%	2.91%	2.91%	2.91%
27	31-May-16	13-Jun-16	2.91%	2.91%	2.91%	2.91%
28	30-Jun-16	12-Jul-16	2.91%	2.91%	2.91%	2.91%
29	31-Jul-16	12-Aug-16	2.91%	2.91%	2.91%	2.91%
30	31-Aug-16	12-Sep-16	2.91%	2.91%	2.91%	2.91%
31	30-Sep-16	12-Oct-16	3.16%	2.91%	2.91%	2.91%
32	31-Oct-16	12-Nov-16	3.16%	3.16%	2.91%	2.91%
33	30-Nov-16	12-Dec-16	3.43%	3.16%	3.16%	2.91%
34	31-Dec-16	12-Jan-17	3.43%	3.43%	3.16%	3.16%
35	31-Jan-17	13-Feb-17	3.43%	3.43%	3.43%	3.16%
36	28-Feb-17	13-Mar-17	3.43%	3.43%	3.43%	3.43%

37	31-Mar-17	12-Apr-17	3.18%	3.43%	3.43%	3.43%
38	30-Apr-17	12-May-17	3.18%	3.18%	3.43%	3.43%
39	31-May-17	12-Jun-17	3.14%	3.18%	3.18%	3.43%
40	30-Jun-17	12-Jul-17	3.14%	3.14%	3.18%	3.18%
41	31-Jul-17	14-Aug-17	3.14%	3.14%	3.14%	3.18%